                                                                    EXHIBIT 12.1

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         EXCLUDING INTEREST ON DEPOSITS
                                 (In thousands)

                                        6/30/03           2002            2001             2000              1999          1998
EARNINGS:

Net Income before cumulative
  effect of accounting change          $   65,699       $ 107,956      $  87,016        $   67,276         $ 62,075      $ 51,812

Income Taxes                               11,900          22,327         20,134            14,761            7,288         4,798
                                       ----------       ---------      ---------        ----------         --------      --------

Pre-tax income                             77,599         130,283        107,150            82,037           69,363        56,610

Plus:
Fixed Charges                              64,075         141,452        120,856           120,481           92,760        86,814
                                       ----------       ---------      ---------        ----------         --------      --------

TOTAL EARNINGS                         $  141,674       $ 271,735      $ 228,006        $  202,518         $162,123      $143,424

FIXED CHARGES:
Interest expense                       $  119,404       $ 273,184      $ 280,201        $  272,615         $183,330      $155,130
Less: Interest on deposits                (56,217)       (133,235)      (160,758)         (153,283)         (90,489)      (70,418)

Interest capitalized                           --              --             --                --               --            --

Rental expense relating to operating
leases (1/3 of rentals)                       888           1,503          1,413             1,347            1,130         1,053

Net amortized premiums/discounts
on debt                                        --              --             --              (198)          (1,211)           --

Net capitalized premiums/discounts
on debt                                        --              --             --                --               --         1,049
                                       ----------       ---------      ---------        ----------         --------      --------

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
TOTAL FIXED CHARGES BEFORE
PREFERRED DIVIDENDS                            64,075      141,452      120,856      120,481       92,760       86,814

Preferred Dividend Requirements                13,502       26,406       16,508        7,408        4,275           --

Ratio of pre-tax income to net income           1.181        1.207        1.231        1.219        1.117           --
                                             --------     --------     --------     --------     --------

PREFERRED DIVIDEND FACTOR                      15,948       31,867       20,328        9,033        4,777           --
                                             --------     --------     --------     --------     --------     --------

TOTAL FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                              $ 80,023     $173,319     $141,184     $129,514     $ 97,537     $ 86,814

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS                    1.77         1.57         1.61         1.56         1.66         1.65

                                  FIRST BANCORP
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS-
                         INCLUDING INTEREST ON DEPOSITS
                                 (In thousands)

                                          6/30/03         2002          2001          2000           1999           1998
EARNINGS:

Net Income before cumulative             $  65,699     $ 107,956     $  87,016     $  67,276      $  62,075      $  51,812
effect of accounting charge

Income Taxes                                11,900        22,327        20,134        14,761          7,288          4,798
                                         ---------     ---------     ---------     ---------      ---------      ---------

Pre-tax income                              77,599       130,283       107,150        82,037         69,363         56,610

Plus:
Fixed Charges                              120,292       274,687       281,614       273,764        183,249        157,232
                                         ---------     ---------     ---------     ---------      ---------      ---------

TOTAL EARNINGS                           $ 197,891     $ 404,970     $ 388,764     $ 355,801      $ 252,612      $ 213,842

FIXED CHARGES:
Interest expense                         $ 119,404     $ 273,184     $ 280,201     $ 272,615      $ 183,330      $ 155,130

Interest capitalized                            --            --            --            --             --             --

Rental expense relating to operating
leases (1/3 of rentals)                        888         1,503         1,413         1,347          1,130          1,053

Net amortized premiums/discounts
on debt                                         --            --            --          (198)        (1,211)            --

Net capitalized premiums/discounts
on debt                                         --            --            --            --             --          1,049
                                         ---------     ---------     ---------     ---------      ---------      ---------

TOTAL FIXED CHARGES BEFORE
PREFERRED DIVIDENDS                        120,292       274,687       281,614       273,764        183,249        157,232

Preferred Dividend Requirements          13,502       26,406       16,508        7,408        4,275              --

Ratio of pre-tax income to net
income                                    1.181        1.207        1.231        1.219        1.117              --
                                       --------     --------     --------     --------     --------

PREFERRED DIVIDEND FACTOR                15,948       31,867       20,328        9,033        4,777              --
                                       --------     --------     --------     --------     --------       ---------

TOTAL FIXED CHARGES AND PREFERRED
STOCK DIVIDENDS                        $136,240     $306,554     $301,942     $282,797     $188,026       $ 157,232

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS              1.45         1.32         1.29         1.26         1.34            1.36